UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TEN Holdings, Inc. c/o Studio 1 Rockefeller Plaza, 2nd Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 29, 2026, TEN Holdings, Inc. (the “Company”) convened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At that time, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute the required quorum. As a result, the Company adjourned the Annual Meeting without any business being conducted. The adjourned Annual Meeting will reconvene on November 12, 2026 at 9:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/XHLD2026 to vote on the proposals described in the proxy statement, as supplemented from time to time, filed by the Company on September 10, 2026 (the “Proxy Statement”). The close of business on September 4, 2026 will continue to be the record date for the determination of the Company’s stockholders entitled to vote at the reconvened Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the reconvened Annual Meeting. The Proxy Statement and any other materials filed by the Company with the Securities and Exchange Commission (“SEC”) remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

On October 29, 2026, the Company also issued a press release, attached hereto as Exhibit 99.1, announcing the adjournment of the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
99.1	Press Release dated October 29, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: October 29, 2026	By:	/s/ Virgilio Torres
Virgilio Torres
Chief Executive Officer